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                                                                      Exhibit 21


SUBSIDIARIES OF ACETO CORPORATION

                                                            State or other
                                                           jurisdiction of
        Subsidiary                                  corporation or organization

    ACCI REALTY CORP.                                          New York

    ACETO AGRICULTURAL CHEMICALS CORPORATION                   New York

    ACETO INDUSTRIAL CHEMICAL CORP.                            New York

    ARSYNCO, INC.                                              New Jersey

    LARLABS, INC.                                              New York

    ROEHR CHEMICALS, INC.                                      New York

    CDC PRODUCTS CORP.                                         New York

    MAGNUM RESEARCH CORP.                                      New York

    ACETO HOLDING GmbH                                         Germany

    ACETO PHARMA GmbH                                          Germany

    ACETO FINE CHEM GmbH                                       Germany

    ACETO (Holding) B.V.                                       The Netherlands

    IPC HOLDING B.V.                                           The Netherlands

    IPC B.V.                                                   The Netherlands

    ACETO FRANCE S.A.S.                                         France

    ACETO LTD.                                                  Bermuda

    ACETO PHARMA GmbH - India                                   India

    ACETO PTE LTD.                                              Singapore

    ACETO (HONG KONG) LTD.                                      Hong Kong

    ACETO SHANGHAI LTD.                                         China

    ACETO PHARMACEUTICAL SHANGHAI LTD.                          China